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                                                                    EXHIBIT  23C



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 25, 2000 included in the company's Form 10-K for the year ended December 31, 1999 and included in the company's Current Report on Form 8-K dated March 16, 2000 and to all references to our firm included in this Registration Statement.


                                             Arthur Andersen LLP



Houston, Texas
June 21, 2000